SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                                            38-3430473
----------------------------                             ------------------
(State or other jurisdiction                             (I.R.S. Employer
 of incorporation)                                        Identification No.)



     5725 Delphi Drive, Troy, Michigan                              48098
--------------------------------------------                      ----------
  (Address of principal executive offices)                        (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [X]

                    SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO
                       WHICH THIS FORM RELATES: 333-73285
                                                ---------


Securities to be registered pursuant to Section 12(b) of the Securities and Exchange Act of 1934 (the "Act"):

Title of each class                             Name of Exchange on which
to be so registered                             each class to be registered
-------------------                             ---------------------------
6 1/8% notes due May 1, 2004                    New York Stock Exchange, Inc.
6 1/2% notes due May 1, 2009                    New York Stock Exchange, Inc.
7 1/8% debentures due May 1, 2029               New York Stock Exchange, Inc.



ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The material set forth in the section captioned "Description of Debt Securities" in the registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission ("SEC") on March 3, 1999, as amended by Amendment No. 1 filed with the SEC on March 25, 1999 (Registration No. 333-73285), as supplemented by the Prospectus Supplement dated April 28, 1999, filed with the SEC on April 30, 1999 pursuant to Rule 424(b)(5), is incorporated herein by reference.






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ITEM 2. EXHIBITS.

1. Indenture, dated as of April 28, 1999, between the registrant and The First National Bank of Chicago, as Trustee (incorporated by reference from the registrant's Registration Statement on Form S-3 (File No. 333-73285) filed with the SEC on March 3, 1999).

2. Terms of the Securities including the forms of notes and debentures (incorporated herein by reference from the registrant's Current Report on Form 8-K dated April 28, 1999).



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, as of June 18, 1999.



DELPHI AUTOMOTIVE SYSTEMS CORPORATION


By:   /s/Paul R. Free
      ----------------------------------------------
      Name:  Paul R. Free
      Title: Chief Accounting Officer and Controller






































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